Exhibit 99.1

Walter Energy, Inc.
P.O. Box 20608
Tampa, Florida 33622-0608

www.walterenergy.com

FOR IMMEDIATE RELEASE	Press Release
October 26, 2010

Investor Contact: Mark H. Tubb

Vice President - Investor Relations

813.871.4027

mtubb@walterenergy.com

Media Contact: Michael A. Monahan

Director - Corporate Communications

205.745.2628

mmonahan@walterenergy.com

WALTER ENERGY ANNOUNCES THIRD QUARTER 2010 EARNINGS OF $2.57 PER DILUTED SHARE

Underground Mining Segment Generates Record Operating Income of $202.8 Million on Coking Coal Sales of 1.9 Million Tons

Company Affirms 2010 Coking Coal Sales Outlook of 7.2 - 7.5 Million Tons and 8.5 - 9.0 Million Tons in 2011

(TAMPA, Fla.) - Walter Energy (NYSE: WLT), a leading U.S. producer and exporter of premium hard coking coal for the global steel industry, today reported income from continuing operations of $137.0 million, or $2.57 per diluted share, for the quarter ended Sept. 30, 2010, compared to $24.4 million, or $0.45 per diluted share in the third quarter 2009.

“Walter Energy generated substantial year-over-year earnings growth in the third quarter on robust pricing for our premium hard coking coal,” the Company’s Interim Chief Executive Officer Joe Leonard said. “We expect to see demand for our premium hard coking coal continue throughout the fourth quarter and, as a result, we are on pace for an outstanding 2010.”

Third Quarter 2010 Financial Results

Net sales and revenues for the third quarter 2010 totaled $464.3 million compared to $278.3 million in the prior-year period. Operating income totaled $207.8 million for the quarter, compared to $42.4 million in the prior-year period. Revenue and operating income improvements were primarily due to higher coking coal pricing in the underground mining segment.

Underground Mining

The underground mining segment reported net sales and revenues of $404.2 million in the third quarter 2010, compared to $233.1 million in the prior-year period. Operating income was $202.8 million, compared to operating income of $44.1 million in the same period last year. Revenues were higher primarily due to significantly higher average contract pricing versus the prior-year period. Revenues in the current period include the sale of approximately 153,000 tons of carryover coking coal at prices exceeding $315 per ton. Improved coking coal pricing also led to record operating income for the quarter and a 50 percent operating income margin.

Coking coal sales totaled 1.9 million tons in the third quarter, comparable to sales volumes in the prior-year period, at an average selling price of $206.62 per short ton FOB Port, a 69.8 percent increase over average selling prices of $121.66 per ton in the same period last year.

Total coking coal production was 1.8 million tons in the quarter, compared to 1.5 million tons in the third quarter 2009. The increase in production was generated primarily from incremental tons from the Mine No. 7 East expansion. Production costs for the quarter averaged $58.85 per ton, or $1.75 lower than in the prior-year period, primarily as cost improvements at Mine No. 7 offset increased spending at Mine No. 4.

“We overcame several production and transportation issues throughout the quarter to generate very solid third quarter results,” said Jim Walter Resources President & Chief Operating Officer Walt Scheller. “Production and sales remain on track and we are confident that we can achieve strong fourth quarter and full-year results.”

The natural gas business sold 3.5 billion cubic feet of gas at an average price of $4.61 per thousand cubic feet in the third quarter 2010 compared to 1.5 billion cubic feet at an average price of $3.29 per thousand cubic feet in the prior-year period. Results for the quarter include production and sales from the HighMount natural gas acquisition, which more than doubled natural gas production.

Surface Mining

The surface mining segment reported net sales and revenues of $34.2 million in the third quarter 2010, compared to $25.2 million in the prior-year period, primarily from improved sales volumes and pricing versus the prior-year period. Although revenues increased by 35.5 percent, operating income in the third quarter 2010 was essentially unchanged from the prior-year period, primarily as a result of higher mining ratios and difficult geologic conditions in the current quarter.

Surface mining coal sales were 368,000 tons during the third quarter, up 21.9 percent compared to the prior-year period primarily due to coal blending opportunities and inventory availability. Production was 391,000 tons, up 8.9 percent compared to the third quarter last year.

Walter Coke

Walter Coke reported net sales and revenues of $47.9 million in the third quarter 2010, compared to $23.3 million in the prior-year period. Walter Coke generated $6.3 million in operating income in the quarter versus a $0.2 million loss in the prior-year period, primarily on higher metallurgical coke sales volumes and pricing levels compared to the prior-year period.

Metallurgical coke sales in the third quarter 2010 totaled 111,000 tons at an average price of $385.04 per ton compared to 38,000 tons sold in the prior-year period at an average price of $361.95 per ton. Volume and pricing improvements were primarily the result of an improved domestic steel market.

Corporate and Other

At Sept. 30, 2010, the Company had available liquidity of $458.2 million, including cash of $218.4 million and $239.8 million available under its credit facility.

Through Sept. 30, 2010, the Company’s effective tax rate increased slightly to 32.3 percent. The estimated effective tax rate for the fourth quarter 2010 is expected to be 31.6 percent.

Business Outlook

Walter Energy’s business outlook includes the following:

Underground Mining(1)	Q3-2010 A	Q4-2010 E
Coal Sales (short tons, in millions)	1.9	1.7 - 2.0
Average Operating Margin(2) Per Ton	$108	$84 - $87

Surface Mining	Q3-2010 A	Q4-2010 E
Coal Sales (short tons)	368,000	382,000 - 403,000
Average Operating Margin(2) Per Ton	$17	$13 - $17

Walter Coke	Q3-2010 A	Q4-2010 E
Coke Sales (tons)	111,000	85,000 - 88,000
Average Operating Margin(2) Per Ton	$56	$44 - $58

Quarter-to-quarter variability in timing, availability and pricing of shipments may result in significant shifts in income between quarters.

(1)       Includes the coking coal operation at Jim Walter Resources; excludes the coal bed methane operations.

(2)       Operating margin is defined as operating income (Earnings Before Interest & Taxes) from each business shown.

Coking coal contract pricing in the fourth quarter is expected to average $215 per metric ton, FOB Port, or approximately, $195 per short ton. Coking coal margins are also projected to be lower due to higher costs in the fourth quarter, primarily as a result of the expected delay in starting the second longwall panel in the East expansion at Mine No. 7.

The Company maintains its previous expectation that 2011 coking coal production and sales will be between 8.5 and 9.0 million tons. All pricing on 2011 coking coal sales remains open.

Conference Call Web Cast

Interim Chief Executive Officer Joe Leonard and members of the Company’s leadership team will discuss Walter Energy’s third quarter results, its outlook and other general business matters during a conference call and live Web cast to be held on Wednesday, Oct. 27, 2010, at 10 a.m. Eastern Daylight Time. To listen to the event live or in archive, visit the Company Web site at www.walterenergy.com.

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. The Company has revenues of approximately $1.4 billion and employs approximately 2,100 people. For more information about Walter Energy, please visit the Company Web site at www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-

looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2009 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of Sept. 30, 2010 unless otherwise noted.

- WLT -

WALTER ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share and share amounts)

Unaudited

	For the three months
	ended September 30,
	2010	2009
Net sales and revenues:
Net sales	$460,163	$276,331
Miscellaneous income	4,099	1,974
	464,262	278,305

Costs and expenses:
Cost of sales (exclusive of depreciation)	200,498	190,678
Depreciation	25,905	18,214
Selling, general and administrative	19,703	19,350
Postretirement benefits	10,369	7,712
	256,475	235,954

Operating income	207,787	42,351
Interest expense	(4,179)	(4,780)
Interest income	175	152
Income from continuing operations before income taxes	203,783	37,723
Income tax expense	66,811	13,355
Income from continuing operations	136,972	24,368
Discontinued operations (1)	(757)	(560)
Net income	$136,215	$23,808

Basic income per share:
Income from continuing operations	$2.59	$0.46
Discontinued operations	(0.02)	(0.01)

Basic net income per share	$2.57	$0.45

Weighted average number of shares outstanding	52,919,764	52,903,686

Diluted income per share:
Income from continuing operations	$2.57	$0.45
Discontinued operations	(0.02)	(0.01)

Diluted net income per share	$2.55	$0.44

Weighted average number of diluted shares outstanding	53,392,885	53,761,367

(1)   Discontinued operations includes the results of our closed Homebuilding and Kodiak operations for both periods.

WALTER ENERGY, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT

($ in thousands)

Unaudited

	For the three months
	ended September 30,
	2010	2009

NET SALES AND REVENUES:
Underground Mining	$404,186	$233,060
Surface Mining	34,182	25,229
Walter Coke	47,891	23,307
Other	784	910
Consolidating eliminations of intersegment activity	(22,781)	(4,201)
	$464,262	$278,305

OPERATING INCOME (LOSS):
Underground Mining	$202,813	$44,120
Surface Mining	6,709	6,777
Walter Coke	6,288	(223)
Other	(7,731)	(8,403)
Consolidating eliminations of intersegment activity	(292)	80
Operating income	$207,787	$42,351

WALTER ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share and share amounts)

Unaudited

	For the nine months
	ended September 30,
	2010	2009
Net sales and revenues:
Net sales	$1,173,982	$721,502
Miscellaneous income	12,951	9,060
	1,186,933	730,562

Costs and expenses:
Cost of sales (exclusive of depreciation)	574,095	436,487
Depreciation	71,959	54,216
Selling, general and administrative	60,453	51,426
Postretirement benefits	31,099	23,137
	737,606	565,266

Operating income	449,327	165,296
Interest expense	(13,120)	(13,995)
Interest income	633	628
Income from continuing operations before income taxes	436,840	151,929
Income tax expense	141,063	43,375
Income from continuing operations	295,777	108,554
Discontinued operations (1)	(1,848)	(572)
Net income	$293,929	$107,982

Basic income per share:
Income from continuing operations	$5.56	$2.05
Discontinued operations	(0.04)	(0.01)

Basic net income per share	$5.52	$2.04

Weighted average number of shares outstanding	53,224,084	53,051,794

Diluted income per share:
Income from continuing operations	$5.50	$2.02
Discontinued operations	(0.03)	(0.01)

Diluted net income per share	$5.47	$2.01

Weighted average number of diluted shares outstanding	53,771,716	53,695,337

(1)          Discontinued operations includes the results of our closed Homebuilding and Kodiak operations for both periods, while 2009 also includes the results of our Financing segment, which was spun off in April 2009.

WALTER ENERGY, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT

($ in thousands)

Unaudited

	For the nine months
	ended September 30,
	2010	2009

NET SALES AND REVENUES:
Underground Mining	$998,800	$607,670
Surface Mining	97,872	73,527
Walter Coke	144,056	63,864
Other	2,150	2,039
Consolidating eliminations of intersegment activity	(55,945)	(16,538)
	$1,186,933	$730,562

OPERATING INCOME (LOSS):
Underground Mining	$436,042	$166,610
Surface Mining	17,309	17,630
Walter Coke	27,026	(1,295)
Other	(27,683)	(18,217)
Consolidating eliminations of intersegment activity	(3,367)	568
Operating income	$449,327	$165,296

WALTER ENERGY, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Unaudited

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2010	2009	2010	2009
Operating Data:
Underground Mining
Tons sold by type (in thousands):
Metallurgical coal, contracts	1,789	1,868	5,244	4,618
Purchased coal	81	3	207	97
	1,870	1,871	5,451	4,715

Average selling price per short ton	$206.62	$121.66	$175.87	$124.11

Tons sold by mine (in thousands):
Mine No. 4	713	748	2,115	2,109
Mine No. 7	1,076	1,120	3,129	2,509
Total	1,789	1,868	5,244	4,618

Coal cost of sales (exclusive of depreciation):
Mine No. 4 per ton	$86.26	$73.09	$78.16	$69.98
Mine No. 7 per ton	$78.11	$85.95	$77.10	$70.82
Weighted average cost of sales per ton	$81.36	$80.80	$77.53	$70.44
Purchased coal costs (in thousands)	$8,936	$92	$20,389	$4,048
Other costs (in thousands) (1)	$818	$4,983	$7,607	$11,340

Tons of coal produced (in thousands):
Mine No. 4	664	687	2,108	2,113
Mine No. 7	1,134	849	3,016	2,617
Total	1,798	1,536	5,124	4,730

Coal production costs per ton: (2)
Mine No. 4	$64.65	$58.27	$58.58	$55.45
Mine No. 7	$55.46	$62.48	$59.21	$62.43
Weighted average production costs per ton	$58.85	$60.60	$58.95	$59.31

Natural gas sales, in mmcf (in thousands)	3,501	1,507	7,210	4,780
Natural gas average sale price per mcf	$4.61	$3.29	$4.73	$4.32
Natural gas cost of sales per mcf	$2.19	$2.41	$2.48	$2.54

Surface Mining
Tons sold (in thousands)	368	302	1,128	908
Tons of coal produced (in thousands)	391	359	1,105	1,027
Average selling price per short ton	$87.93	$78.90	$82.28	$74.23
Coal production costs per ton	$70.33	$54.25	$67.81	$60.13

(1)	Consists of charges (credits) not directly allocable to a specific underground mine.

(2)

Coal production costs per ton are a component of inventoriable costs, including depreciation. Other costs not included in coal production costs per ton include Company-paid outbound freight, postretirement benefits, asset retirement obligation expenses, royalties, and Black Lung excise taxes.

WALTER ENERGY, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Unaudited

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2010	2009	2010	2009
Operating Data (continued):

Walter Coke:
Metallurgical coke tons sold (in thousands)	111	38	346	112
Metallurgical coke average sales price per ton	$385.04	$361.95	$370.45	$342.07

Depreciation ($ in thousands):
Underground Mining	$21,334	$14,824	$59,814	$43,760
Surface Mining	3,380	2,142	8,755	6,694
Walter Coke	1,019	1,140	3,054	3,418
Other	172	108	336	344
	$25,905	$18,214	$71,959	$54,216

Capital expenditures ($ in thousands):
Underground Mining	$29,837	$13,350	$64,646	$50,847
Surface Mining	4,790	912	8,691	12,720
Walter Coke	520	311	2,671	3,362
Other	43	376	4,222	383
	$35,190	$14,949	$80,230	$67,312

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

Unaudited

	As of
	September 30,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$218,419	$165,279
Receivables, net	170,648	70,500
Inventories	87,017	99,278
Deferred income taxes	42,787	110,576
Prepaid expenses	28,795	22,702
Other current assets	4,627	4,363
Current assets of discontinued operations (1)	6,105	15,197
Total current assets	558,398	487,895
Property, plant and equipment, net	739,963	522,931
Deferred income taxes	163,390	178,338
Other long-term assets	83,878	70,192
TOTAL ASSETS	$1,545,629	$1,259,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$61,941	$44,211
Accrued expenses	56,176	39,034
Current debt	18,956	13,351
Accumulated postretirement benefits obligation	23,648	23,563
Other current liabilities	17,611	18,513
Current liabilities of discontinued operations (1)	4,761	7,310
Total current liabilities	183,093	145,982
Long-term debt	156,778	163,147
Accumulated postretirement benefits obligation	434,277	429,096
Other long-term liabilities	260,059	261,736
TOTAL LIABILITIES	1,034,207	999,961
STOCKHOLDERS’ EQUITY	511,422	259,395
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,545,629	$1,259,356

(1)    Includes the remaining assets and liabilities of the Company’s closed Homebuilding and Kodiak businesses.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

($ in thousands)

Unaudited

						Accumulated
			Capital in			Other
		Common	Excess of	Comprehensive	Retained	Comprehensive
	Total	Stock	Par Value	Income	Earnings	Loss

Balance at December 31, 2009	$259,395	$533	$374,522		$50,852	$(166,512)

Comprehensive income:
Net income	293,929			$293,929	293,929
Other comprehensive income, net of tax:
Change in pension and postretirement benefit plans	9,862			9,862		9,862
Change in unrealized gain on hedges	(57)			(57)		(57)
Comprehensive income				$303,734

Purchases of stock under stock repurchase program	(65,438)	(9)	(65,429)
Stock issued upon the exercise of stock options	10,273	6	10,267
Dividends paid, $0.35 per share	(18,654)				(18,654)
Stock-based compensation	2,342	—	2,342
Excess tax benefit from stock-based compensation arrangements	22,784		22,784
Other	(3,014)	(1)	(3,013)
Balance at September 30, 2010	$511,422	$529	$341,473		$326,127	$(156,707)

WALTER ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

Unaudited

	For the nine months ended September 30,
	2010	2009

OPERATING ACTIVITIES
Net income	$293,929	$107,982
Loss (income) from discontinued operations	1,848	572
Income from continuing operations	295,777	108,554

Adjustments to reconcile income from continuing operations to net cash flows provided by operating activities:
Depreciation	71,959	54,216
Decrease in deferred income taxes	85,703	12,906
Other	(12,553)	8,171

Decrease (increase) in assets, net of effect of business acquisition:
Receivables	(91,783)	18,126
Inventories	12,580	(30,213)
Other current assets	12,839	11,267
Increase (decrease) in liabilities, net of effect of business acquisition:
Accounts payable	14,966	(12,126)
Accrued expenses and other current liabilities	33,584	(6,131)
Cash flows provided by (used in) operating activities	423,072	164,770

INVESTING ACTIVITIES
Additions to property, plant and equipment	(80,230)	(67,312)
Acquisition (1)	(209,964)	—
Other	(4,105)	3,667
Cash flows provided by (used in) investing activities	(294,299)	(63,645)

FINANCING ACTIVITIES
Retirements of debt	(19,711)	(55,260)
Dividends paid	(18,654)	(15,887)
Cash spun off to Financing	—	(33,821)
Purchases of stock under stock repurchase program	(65,438)	(27,963)
Other	30,043	(5,262)
Cash flows provided by (used in) financing activities	(73,760)	(138,193)
Cash flows provided by (used in) continuing operations	55,013	(37,068)

CASH FLOWS FROM DISCONTINUED OPERATIONS
Cash flows provided by (used in) operating activities	(6,146)	24,133
Cash flows provided by (used in) investing activities	3,453	25,732
Cash flows provided by (used in) financing activities	—	(41,385)
Cash flows provided by (used in) discontinued operations	(2,693)	8,480

Net increase (decrease) in cash and cash equivalents	$52,320	$(28,588)

Cash and cash equivalents at beginning of period	$165,279	$116,074
Add: Cash and cash equivalents of discontinued operations at beginning of period	1,254	1,598
Net increase (decrease) in cash and cash equivalents	52,320	(28,588)
Less: Cash and cash equivalents of discontinued operations at end of period	434	1,269
Cash and cash equivalents at end of period	$218,419	$87,815

SUPPLEMENTAL DISCLOSURES

Non-cash transactions:
Financing of one-year property insurance policy	$18,947	$8,515
Dividend to spin off Financing		$437,407

(1)    On May 28, 2010, the Company acquired HighMount Exploration & Production Alabama, LLC for a cash payment of $210.0 million. The fair value of the assets acquired and the liabilities assumed totaled $217.6 and $7.6 million, respectively.